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                                                                   Exhibit 99.3

U.S. TRUST  Dear Fellow Shareholder:

                        We have attached your Proxy Card for U.S. Trust's Special Meeting of Shareholders. Your vote is important, and we urge you to exercise your rights as a shareholder.

                        You can vote in one of two ways:

                        1. Call toll free 1-888-457-2962 on a touch-tone
                           telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                                         or

                        2. Mark, sign and date your proxy card and return it
                           promptly in the enclosed envelope.

                        Should you wish to attend, the Special Meeting will be held on Wednesday, May 31, 2000 at 10:00 a.m. in the first floor auditorium at 114 West 47th Street, New York City.

                        Thank you for your cooperation and continued support.





                        H. Marshall Schwarz
                        Chairman and Chief Executive Officer

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U.S. TRUST                                                U.S. TRUST CORPORATION

        Proxy/Voting Instructions Solicited by Board of Directors for the
                   Special Meeting of Shareholders on Wednesday, May 31, 2000

The undersigned appoints each of RICHARD B. GROSS and CAROL A. STRICKLAND, with full power of substitution, to vote all Common Shares of U.S. Trust Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders or any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY/VOTING INSTRUCTION WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

VOTING BY MAIL. If you wish to vote by mailing this proxy, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such.

VOTING BY TELEPHONE. If you wish to vote by telephone, please follow the instructions on the reverse side.

U.S. TRUST EMPLOYEES. If you are a current or former employee of U.S. Trust and have an interest in Common Shares through the 401(k) Plan and ESOP and/or Employee Stock Purchase Plan (ESPP), your ESOP and ESPP shares and proportionate interest in the Stock Fund as of April 24, 2000 are shown on this card and your vote (by mail or telephone) will provide voting instructions to the Trustee of the respective Plan. If no instructions are given, the Trustee will vote the shares pursuant to the terms of the Plan.

                          CONTINUED ON THE REVERSE SIDE
      PLEASE SIGN ON THE REVERSE AND RETURN PROMPTLY OR VOTE BY TELEPHONE.


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                                VOTE BY TELEPHONE
                            QUICK -- EASY -- IMMEDIATE

U.S. Trust Corporation offers you the convenience of telephone voting. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone:

o You will be asked to enter a Control Number, which is located in the box in the middle of this form.
o     You will hear the following instructions:

Option # 1: To vote as the Board of Directors recommends, press 1.

Option # 2: If you choose to vote other than as the Board of Directors recommends, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR VOTING.

           If you vote by telephone, DO NOT mail back your proxy card.

                                           -----------------------------------
 CALL TOLL FREE ON A TOUCH-TONE PHONE
        1-888-457-2962 -- ANYTIME
   There is NO CHARGE for this call.
                                           -----------------------------------
                                                   CONTROL NUMBER FOR
                                                    TELEPHONE VOTING

           / FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE /

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/X/ Please mark your
    vote with an X.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
                               MERGER AGREEMENT.

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The shares represented by this proxy shall be voted as follows:

To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of January 12, 2000 by and among The Charles Schwab Corporation, Patriot Merger Corporation and U.S. Trust Corporation. As a result of the merger, U.S. Trust will become a wholly owned subsidiary of Schwab. In the merger, shareholders of U.S. Trust will receive 3.427 shares of Schwab common stock for each common share of U.S. Trust that they own at the effective time of the merger.

                              FOR    AGAINST   ABSTAIN
                              / /      / /      / /

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                                        Sign here as name(s) appear to the left.

                                        ----------------------------------------

                                        ----------------------------------------
                                        IMPORTANT: Please sign EXACTLY as your
                                        name(s) appears on the left. Joint
                                        owners should each sign. If you are
                                        signing as an executor, administrator,
                                        trustee, guardian, attorney or corporate officer, please give your full title.

                                        Date: ____________________________, 2000

                                                              (SEE REVERSE SIDE)